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EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Raytheon Company and Subsidiaries Consolidated on Form S-8 of our report dated January 20, 1997, except as to the information presented in note R for which the date is February 23, 1997 on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company and Subsidiaries Consolidated.

COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 30, 1998